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EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-4298, 333-28129, 333-82455 and 333-88211) and
in the Registration Statements on Form S-8 (Nos. 333-9873 and 333-82357) of KFx Inc. of our report dated April 12, 2002 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.


April 12, 2001